Exhibit 99.1

ARPS DAIRY, INC.

FINANCIAL STATEMENTS

Years Ended December 31, 2024 and 2023

Independent Auditor’s Report

To the Board of Directors

Arps Dairy, Inc.

136 Fox Run Drive

Defiance, OH 43512

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Arps Dairy, Inc., which comprise the balance sheets as of December 31, 2024, and 2023, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements referred to above present fairly, in all material respects, the financial position of ARPS Dairy, Inc. as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Arps Dairy, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

1

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Arps Dairy, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Arps Dairy, Inc.’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Arps Dairy, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Eide Bailly LLP

Denver, Colorado
September 30, 2025

2

ARPS DAIRY, INC.

BALANCE SHEETS

December 31, 2024 and 2023

	2024	2023
ASSETS
CURRENT ASSETS
Cash	$17,206	$429,165
Trade accounts receivable	1,704,536	934,997
Inventory	453,098	509,950
Prepaid taxes	9,920	-
Prepaid expenses	61,172	47,940
TOTAL CURRENT ASSETS	2,245,932	1,922,052
PROPERTY AND EQUIPMENT, net	5,183,836	3,550,795
OPERATING LEASE - RIGHT OF USE ASSET	-	135,000
OTHER ASSETS
Loan fees	10,241	11,482
	$7,440,009	$5,619,329
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$905,995	$-
Current portion of long-term debt	2,989,471	78,649
Accounts payable - trade	1,011,961	754,940
Accrued and withheld payroll taxes	8,466	10,755
Accrued state tax	12,149	10,658
Accrued payroll	46,595	69,362
Accrued distributions	-	219,126
Accrued expenses	26,117	3,600
Accrued real estate taxes	21,972	21,414
Lease liability	-	90,396
TOTAL CURRENT LIABILITIES	5,022,726	1,258,900
LONG-TERM DEBT, less current portion	173,847	1,591,343
STOCKHOLDERS’ EQUITY
Common stock, 1,000 shares authorized and 580 shares issued and outstanding	63,850	63,850
Additional paid in capital	662,260	662,260
Retained earnings	1,517,326	2,042,976
	2,243,436	2,769,086
	$7,440,009	$5,619,329

See accompanying notes and independent auditor’s report.

ARPS DAIRY, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2024 and 2023

	2024	2023
SALES	$21,581,489	$19,808,720

COST OF SALES	20,608,528	17,943,973
GROSS PROFIT	972,961	1,864,747

SELLING, DELIVERY AND ADMINISTRATIVE EXPENSE	1,495,110	1,377,742
OPERATING INCOME (LOSS)	(522,149)	487,005
OTHER INCOME (EXPENSE)
Gain on asset disposal	5,000	228,375
Rental income	90,396	90,396
Interest expense	(100,956)	(91,934)
Miscellaneous income	2,059	3,301
	(3,501)	230,138
NET INCOME (LOSS)	$(525,650)	$717,143

See accompanying notes and independent auditor’s report.

ARPS DAIRY, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2024 and 2023

	Common Stock	Additional Paid-in Capital	Retained Earnings
Balance, January 1, 2023	$63,850	$662,260	$1,544,959
Net Income	-	-	717,143
Distributions	-	-	(219,126)
Balance, December 31, 2023	63,850	662,260	2,042,976
Net Loss	-	-	(525,650)
Balance, December 31, 2024	$63,850	$662,260	$1,517,326

See accompanying notes and independent auditor’s report.

ARPS DAIRY, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2024 and 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(525,650)	$717,143
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities
Depreciation and amortization	279,672	228,979
Gain on asset disposal	(5,000)	(228,375)
Rental income	(90,396)	(90,396)
Rental expense	135,000	135,000
Changes in assets and liabilities
Trade accounts receivable	(769,539)	119,385
Inventory	56,852	9,600
Prepaid taxes	(9,920)	-
Prepaid expenses	(13,232)	29,064
Accounts payable - trade	257,021	(118,111)
Accrued and withheld payroll taxes	(2,289)	3,991
Accrued state tax	1,491	(1,794)
Accrued payroll	(22,767)	(5,611)
Accrued real estate taxes	558	16,969
Accrued expenses	22,517	3,600
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(685,682)	819,444
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,863,691)	(2,427,084)
Capitalized interest	(47,782)	-
Proceeds from sale of property and equipment	5,000	540,000
NET CASH USED BY INVESTING ACTIVITIES	(1,906,473)	(1,887,084)
CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowing	10,204,039	5,713,436
Repayment of debt	(7,804,717)	(4,838,543)
Distributions paid	(219,126)	(65,930)
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,180,196	808,963
NET DECREASE IN CASH	(411,959)	(258,677)
CASH AT BEGINNING OF YEAR	429,165	687,842
CASH AT END OF YEAR	$17,206	$ 429,165

See accompanying notes and independent auditor’s report.

ARPS DAIRY, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2024 and 2023

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company is a processor of dairy and beverage products including fluid milk, ice cream mix, cottage cheese, sour cream, and chip dip primarily in Northwest Ohio, Southeast Michigan, and Northeast Indiana.

Revenue Recognition

Revenues are derived primarily from the sale of bulk fluid milk and other dairy products. The Company recognizes revenue from these contracts at a point in time when control of these products is transferred to its customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. The Company does not have any significant financing components as payment is received shortly after the point of sale. Costs incurred to obtain a contract, if any, will be expensed as incurred as the amortization period is less than a year.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and generally due within 14 days of the issuance of the invoice to the customer. Past due accounts over 30, 60, and 90 days are monitored regularly and evaluated by management as to collectability. Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company performs on-going credit evaluations of its customers and generally requires no collateral for its trade accounts receivable. Receivables past due 90 days or longer totaled approximately $6,340 and $1,800 at December 31, 2024 and 2023.

Inventory Valuation

The Company’s inventory is valued at the lower of cost (first-in, first-out) or net realizable value.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided primarily using the straight-line method at rates over the estimated useful lives of the depreciable assets. The following table represents the range of estimated useful lives by major class of depreciable assets:

Estimated Useful
Lives in Years

Buildings and improvements	7 to 40
Machinery and equipment	5 to 12
Office equipment and software	3 to 10
Vehicles	3 to 7

Leases - Lessee

The Company accounts for leases in accordance with FASB ASC 842. Leases are evaluated using the criteria outlined in FASB ASC 842 to determine whether they will be classified as operating leases or finance leases. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when terms of an existing contract are changed. The Company determines if an arrangement conveys the right to use an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset. The Company recognizes a lease liability and right of use (ROU) asset at the commencement date of the lease. Operating leases are included in operating lease ROU assets, current liabilities, and long-term operating lease liabilities on the balance sheet. Finance leases are included in property and equipment, current liabilities, and long-term financing lease liabilities on the balance sheet.

A ROU asset is measured at the commencement date at the amount of the initially measured liability plus any lease payments made to the lessor before or after commencement date, minus any lease incentives received, plus any initial direct costs. Unless impaired, the ROU asset is subsequently measured throughout the lease term at the amount of the lease liability (that is the present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued lease payments), less the unamortized balance of lease incentives received. Lease cost for lease payments is recognized on a straight-line basis over the lease term. Finance lease ROU assets are amortized on a straight-line basis over the shorter of the lease term or the remaining useful life of the asset.

The Company has elected for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less, but greater than 1 month at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease cost associated with its short-term leases on a straight-line basis over the lease term.

Leases - Lessor

The Company classifies its leases at inception as operating, direct financing, or sales-type leases. Direct financing and sales-type leases meet certain criteria that have the economic characteristics of transferring ownership of the underlying asset and are accounted for similar to financing arrangements. For sales-type leases, selling profit is recognized immediately at lease commencement. Selling profit on a direct financing lease is deferred and amortized over the lease term, and a selling loss is recognized at lease commencement. Interest income on the net investment in leases is recognized as direct financing and sales-type lease revenue over the lease term in a manner that produces a constant rate of return on the net investment in the lease. A lease is classified as an operating lease if it does not qualify as a sales-type or direct financing lease.

The net investment in leases is recorded in the financial statements net of an allowance for credit losses. The allowance for credit losses is recorded upon the initial recognition of the net investment in the lease based on the Company’s estimate of expected credit losses over the lease term. The allowance reflects the Company’s estimate of lessee default probabilities and loss given default percentages. When determining the credit loss allowance, the Company considers relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectability of the net investment in the lease. The allowance also considers potential losses due to non-credit risk related to unguaranteed residual values. A provision for credit losses, is recorded as a component of operating expenses in our statements of operations to adjust the allowance for changes to management’s estimate of expected credit losses.

Loan fees

The Company has loan fees on certain notes payable and is currently amortizing those closing costs over the term of the related notes payable.

Income Taxes

No provision for income taxes is shown in the financial statements because the entity is taxed as an S- corporation. A such, taxable income or loss passes directly to the shareholders.

The Company files income tax returns in various U.S. federal, state, and local jurisdictions, and is generally no longer subject to income tax examinations for years before 2020.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per depositor, per insured bank, for each account ownership category. At December 31, 2024 and 2023, the Company had approximately $0 and $259,000, respectively, in excess of FDIC-insured limits.

Shipping and Handling Costs

Shipping and handling costs associated with outbound freight after control over the product has transferred to the customer are accounted for as fulfillment costs and are included in cost of sales.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to use estimates and assumptions. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could differ from those estimates.

Subsequent Events

The Company performed subsequent events procedures through September 30, 2025, the date financial statements were available to be issued. The Company has not evaluated any subsequent events after this date related to these financial statements.

NOTE 2 - REVENUE

Performance Obligations

For bulk fluid milk and all other dairy products provided to the customer, the company considers these to have a single performance obligation with the transfer of control deemed to occur at a point in time. The principal term of sale is FOB Shipping Point or Delivery as specified in the particular contract. Upon fulfillment of the customer order, the Company invoices the customer and payment terms are generally due within 14 days.

Variable Consideration

The nature of the business gives rise to variable consideration, including rebates, allowances, and discounts that generally decrease the transaction price which reduces revenue. These variable amounts are generally credited to the customer, based on achieving certain levels of sales activity, product returns, or price concessions.

Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends.

Accounts Receivable

The following table provides additional information, as applicable, related to the balance of trade accounts receivable:

	December 31,	December 31,	January 1,
	2024	2023	2023
Trade accounts receivable	$1,704,536	$934,997	$1,054,382

NOTE 3 - INVENTORY

Inventory consists of the following:

	2024	2023
Raw milk	$81,124	$103,115
Ingredients	129,137	176,734
Packing material	267,442	230,101
Store merchandise	37,229	-
Reserve for obsolescence	(61,834)	-
	$453,098	$509,950

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2024	2023
Land	$357,367	$246,792
Buildings and improvements	1,865,258	1,855,476
Machinery and equipment	2,379,320	2,282,200
Office equipment and software	74,793	74,793
Vehicles	437,642	383,213
Construction in process	1,975,676	351,110
	7,090,056	5,193,584
Accumulated depreciation	(1,906,220)	(1,642,789)
	$5,183,836	$3,550,795

NOTE 5 - DEBT

The Company has a $1,200,000 revolving line of credit, of which $905,995 and $-0- was used at December 31, 2024 and 2023. The credit line carries an effective interest rate of 7.50% and 8.50% at December 31, 2024 and 2023, respectively. Bank advances are payable on demand with interest at a variable rate, with a floor of 4.5%, and are secured by all business assets and personal guarantees by the stockholders. The loan is due on demand and has no expiration date.

The Company’s long-term debt consists of the following:

	2024	2023
Note payable to former stockholder in monthly payments of $2,831, including interest at 4% until December 2027.	$95,888	$125,381
Note payable to former stockholder in monthly payments of $4,718, including interest at 4% until December 2027.	159,813	208,969
Note payable to bank in monthly installments of interest only until March 2025 and then monthly installments of $20,716 including interest at 6.85% until March 2034 and secured by all business assets and personal guarantees of the stockholders.	664,581	224,555
Note payable to bank in monthly installments of interest only until March 2025 and then monthly installments of $21,951 including interest at 6.85% with a balloon payment due March 2033 and secured by all business assets and personal guarantees of the stockholders.	2,243,036	1,111,087
	3,163,318	1,669,992
Current portion	(2,989,471)	(78,649)
Long-term portion	$173,847	$1,591,343

Maturities of long-term debt are as follows:

Year Ending December 31,

2025	$2,989,471
2026	85,188
2027	88,659
2028	-
2029	-

$3,163,318

Restrictive Covenant

The note agreements with the bank specify the Company maintain a certain financial covenant as described below:

Maintain debt service coverage ratio in excess of 1.2 to 1.0.

At December 31, 2024, the Company was in violation of the loan covenant and did not receive a waiver from the bank. Consequently, the associated bank debt is classified as current.

The Company capitalized $47,782 of interest during 2024 related to construction in progress.

NOTE 6 - ADVERTISING

The Company expenses advertising costs as they are incurred. Advertising costs for the years ended December 31, 2024 and 2023 were $12,245 and $12,340, respectively.

NOTE 7 - RETIREMENT PLAN

The Company established a retirement plan for all who meet eligibility requirements. The Company may make contributions to the plan based upon employee contributions or a profit sharing contribution. The Company contributed and expensed $25,126 and $26,858 for the years ended December 31, 2024 and 2023, respectively.

NOTE 8 - CONCENTRATIONS

The Company grants credit primarily to customers who are wholesaling or retailing dairy products. Sales to two customers in 2024 account for approximately 72% of total sales, and sales to three customers in 2023 account for approximately 69% of total sales. At December 31, 2024, $1,212,670 of accounts receivable - trade was due from one customer. At December 31, 2023, $516,640 of the accounts receivable - trade was due from three customers.

NOTE 9 - STOCK REPURCHASE AGREEMENT

The Company and its stockholders entered into an agreement related to a stock purchase arrangement on outstanding shares of stock. The agreement contains provisions as to stock valuation, process of the stock purchase, and the associated terms of the purchase.

In 2025, as part of the stock purchase agreement (see also Note 17 “Subsequent Events”), the shareholders have agreed to forego the terms specified in the stock repurchase agreement.

NOTE 10 - INTANGIBLE ASSETS

Intangible assets consist of loan fees. These loan fees are amortized over the life of their respective note agreements. The following table represents the loan costs:

	2024	2023
Loan fees	$12,413	$12,413
Accumulated amortization	(2,172)	(931)
	$10,241	$11,482

Amortization expense was $1,241 and $1,010 for the years ended December 31, 2024 and 2023, Amortization expense over the next five years is as follows:

Year Ending December 31,
2025	$1,241
2026	1,241
2027	1,241
2028	1,241
2029	1,241

NOTE 11 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	2024	2023
Interest paid	$100,956	$91,934
Non-cash investing activity:
Purchase of land through lease liability	-	180,792
Acquisition of right of use asset through gain on asset disposal	-	270,000

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company is related to various businesses through common ownership and/or management. The financial transactions between the Company and its related parties are summarized as follows:

Financial Statement Classification	2024	2023
Cost of sales	$5,582,166	$5,002,792
Selling, general and administrative (professional fees)	24,895	22,240
Accounts payable	282,092	258,415

NOTE 13 - COMMITMENTS

The Company has committed to building improvements, a building expansion and equipment purchases. At December 31, 2024, the Company incurred $1,975,676 of a total estimated cost of $5,500,000. The anticipated in service dates are in 2026.

NOTE 14 - CONTINGENCIES

The Company has a contingent liability related to the demolition of its current building after it moves into a new building. The Company has been awarded a grant to pay for the demolition, but the grant expires at the end of 2025 unless it is extended. No liability is currently recorded.

NOTE 15 - LEASES

Lessee disclosure

During 2023, the Company sold its manufacturing facility and purchased a different facility. Immediately after that transaction, the Company entered into a lease at under market value until its new facility is completed. The lease term was for 18 months and the lease is classified as an operating lease. A right to use asset was recorded at the time of sale and no cash was paid for the lease.

The components of lease cost and statement of operations caption allocation for the years ended December 31, 2024 and 2023, are as follows:

	2024	2023

Operating lease cost:
Cost of sales	$135,000	$135,000

Lessor disclosure

The Company leases a portion of its manufacturing and office building. The initial lease term is 18 months.

Leased property subject to operating leases at December 31, 2024 and 2023, includes:

	2024	2023

Buildings	$1,865,258	$1,855,476

Less accumulated depreciation	(31,142)	-

	$1,834,116	$1,855,476

Depreciation expense for leased property subject to operating leases is provided on the straight-line method over the estimated useful life of the property in amounts necessary to reduce the assets to their estimated residual values. Estimated and actual residual values are reviewed on a regular basis to determine that depreciation amounts are appropriate. Depreciation expense relating to leased property subject to operating leases was $31,142 for 2024 and $0 for 2023.

The following table sets forth the lease income recognized on operating leases:

	2024	2023

Lease income relating to lease payments	$90,396	$90,396

Revenue from operating leases is included in rental income on the statements of operations.

NOTE 16 - GOING CONCERN

Substantial doubt over the Company’s ability to continue as a going concern was raised due to the violation of the Company’s bank covenant, resulting in a working capital deficit of $2,776,794 as of December 31, 2024. The Company’s stockholders have entered into a stock purchase agreement to sell all the outstanding shares of the Company which has resulted in the alleviation of the substantial doubt over the Company’s ability to continue as a going concern.

NOTE 17 - SUBSEQUENT EVENTS

The Company has a note payable to a former stockholder in the amount of $95,888. In August 2025, the former shareholder forgave the note payable and the Company is no longer liable for this loan.

In September 2025, all of the Company’s stockholders entered into a stock purchase agreement to sell all outstanding shares to an unrelated party. The transaction is expected to close October 1, 2025.

-16-